As filed with the Securities and Exchange Commission on April 22, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOVASC INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 5138-13562 Maycrest Way

Richmond, British Columbia, Canada V6V 2J7

(604) 270-4344

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940

(Name, address and telephone number of agent for service)

Copies to:

Michael J. Hong, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Toronto, Ontario M5K 1J5 (416) 777-4700	Joseph A. Garcia, Esq. Kyle Misewich, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street Vancouver, British Columbia V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

On April 16, 2021, Neovasc Inc. (the “Company”) filed a registration statement on Form F-10 with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-255293) related to the offer and sale of an aggregate initial offering price of up to US$150,000,000 of common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units of the Company or any combination thereof (the “Prior Registration Statement”), which was subsequently declared effective by the SEC on May 4, 2021. Because the Company is no longer eligible to use Form F-10, the Company has voluntarily elected to use Form F-3 to register the sale and resale of securities, including its common shares. Pursuant to Rule 415(a)(6) under the Securities Act, the Company has carried over unsold securities from the Prior Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 22, 2022.

PROSPECTUS

Up to 15,674,184 Common Shares
Offered by the Selling Shareholder

This prospectus relates to the resale from time to time of up to 15,674,184 common shares of the Company (the “Common Shares”), by the selling shareholder identified in this prospectus, including its transferees, pledgees or donees, or its respective successors. We are registering these shares on behalf of the selling shareholder, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling shareholder. The shares being registered for resale are issuable upon the conversion of the secured convertible note of the Company issued in connection with the securities purchase agreement between the Company and the selling shareholder dated March 23, 2022 (the “March 2022 SPA”). We will not receive any proceeds from the sale of the shares offered by this prospectus or upon the conversion of the note. See “Plan of Distribution” for additional information.

This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we or, if required under the Securities Act of 1933, as amended, the selling shareholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our Common Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “NVCN.” On April 20, 2022, the last reported sale price of our Common Shares was $0.3919 on the Nasdaq and C$0.4850 on the TSX.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 10 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The prospectus relates to up to 15,674,184 of our Common Shares, which the selling shareholder named in this prospectus may sell from time to time. We will not receive any of the proceeds from sales by the selling shareholder. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

This prospectus provides you with a general description of the securities we may offer. Each time we or, if required under the Securities Act of 1933, as amended (the “Securities Act”), the selling shareholder sells securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”

Neither we nor any selling shareholder have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: Neither we nor the selling shareholders have done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “U.S.$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Neovasc” or the “Company”, refer to Neovasc Inc., either alone or together with our subsidiaries.

The names Neovasc ReducerTM and TiaraTM are our trademarks. Other trademarks, product names and company names appearing in this prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are usually identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “projection,” “should,” “strategy,” “will,” or similar expressions. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements relating to:

•	our ability to continue as a going concern;

•	our need for significant additional financing and our estimates regarding our capital requirements and future revenues, expenses and profitability;

•	our intended use of the net proceeds from the February 2021 offering (the “February 2021 Offering”) of units comprised of one Common Share and one-half of one common share purchase warrant (the “February 2021 Units”);

•	our anticipation that the proceeds from the February 2021 offering could be sufficient to extend operations of the Company until approximately mid-2024 at the current burn rate and our anticipation that we will likely initiate programs that will require additional significant expenditures and that the cash needs of the Company will likely increase, shortening the time the proceeds will meet the requirements of the Company;

•	our estimates regarding our fully diluted share capital and future dilution to shareholders;

•	our expectation that our remediation of our material weakness in internal control over financial reporting (“ICFR”) as of December 31, 2019 will be sufficient;

•	our intention to monitor the Company’s market value on the Nasdaq and our expectation that the Common Shares will continue to be listed and traded on the Nasdaq;

•	our intention to expand the indications for, and markets in which we may market the Tiara (which does not have regulatory approval and is not commercialized) and the Reducer (which has CE Mark approval for sale in the European Union);

•	our clinical development of our products, including the results of current and future clinical trials and studies;

•	our anticipation that the Tiara TA and Tiara TF (if and when Tiara TF development is restarted) will receive CE Mark approval in Europe under the Medical Device Regulation;

•	the ongoing pause in enrollment of, and the anticipated timing of additional implantations in the TIARA-II trial;

•	our plans to develop and commercialize products, including the Tiara and Reducer, and the timing and cost of these development programs;

•	our plans to indefinitely pause the development and commercialization of the Tiara transfemoral trans-septal system, including our ability to improve current prototypes, until the Company is in a financial position to restart the development, if at all;

•	our ability to grow revenues from the Reducer in a timely manner;

•	whether we will receive, and the timing and costs of obtaining, regulatory approvals;

•	our belief that the FDA approval for Reducer in the United States is not likely in the near future following the ‘not approvable’ letter for the Reducer received on January 15, 2021 and that a new application to obtain FDA PMA approval for the Reducer will be filed with data from the Investigational Device Exemption (“IDE”) study which may take three years or more to complete;

•	the cost of post-market regulation and commercialization if we receive necessary regulatory approvals and if we decide to commercialize;

•	our ability to enroll patients in our clinical trials and studies in Canada, the United States, Europe, Israel and other markets;

•	our ability to enroll patients, advance and complete a COSIRA-II IDE pivotal clinical trial;

•	our expectation that the expenses for the COSIRA-II clinical study for Reducer will escalate as enrollment in the study begins;

•	our belief that the full PMA application pathway, while costly and likely to take many years, brings the best chance of success for Tiara in the U.S. and that this pathway is currently indefinitely paused;

•	our belief that the TIARA-I Early Feasibility study demonstrates the safety of the Neovasc transcatheter mitral valve replacement (“TMVR”) system;

•	our belief that clinical evidence already available or that may be developed in the future will be sufficient to support the availability of Tiara for the treatment of patients in Europe;

•	our intention to continue directing a significant portion of our resources into sales expansion;

•	our belief that as the commercial use of the Reducer continues to expand, additional third-party studies, investigations and presentations will be undertaken;

•	our estimates of the size of the potential markets for our products including the anticipated market opportunities for the Reducer and the Tiara;

•	our ability to get our products approved for use;

•	the benefits and risks of our products as compared to others;

•	our ability to find strategic alternatives for adoption of the Reducer, including potential alliances in order to broaden and deepen therapy penetration and potentially advance the COSIRA-II study;

•	our potential relationships with distributors and collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

•	sources of revenues and anticipated revenues, including contributions from distributors and other third-parties, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

•	our ability to meet our financial and organizational restructuring goals to establish a lean and accountable organization with stable capitalization;

•	our ability to meet our cash expenditure covenants;

•	our creation of an effective direct sales and marketing infrastructure for approved products we elect to market and sell directly;

•	the rate and degree of market acceptance of our products;

•	the timing and amount of reimbursement for our products;

•	the composition and compensation of our management team and board of directors;

•	the composition and compensation of our board of directors and senior management team in the future; and

•	the impact of foreign currency exchange rates.

Forward-looking statements are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that the Company believes are appropriate in the circumstances. Many factors could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks around our ability to continue as a going concern;

•	risks around our history of losses and significant accumulated deficit;

•	risks related to the recent COVID-19 outbreak or other health epidemics, which could significantly impact our operations, sales or ability to raise capital or enroll patients in clinical trials and complete certain Tiara TA development milestones on our expected schedule;

•	risks relating to our need for significant additional future capital and our ability to raise additional funding;

•	risks relating to the sale of a significant number of Common Shares;

•	risks relating to the Company’s conclusion that it did have effective ICFR as of December 31, 2021 and 2020, but not at December 31, 2019;

•	risks relating to the possibility that our Common Shares may be delisted from the Nasdaq or the TSX, which could affect their market price and liquidity;

•	risks relating to our Common Share price being volatile;

•	risks relating to our significant indebtedness, and its effect on our financial condition;

•	risks relating to the influence of significant shareholders of the Company over our business operations and share price;

•	risks relating to lawsuits that we are subject to, which could divert our resources and result in the payment of significant damages and other remedies;

•	risks relating to claims by third-parties alleging infringement of their intellectual property rights;

•	risks relating to our ability to establish, maintain and defend intellectual property rights in our products;

•	risks relating to results from clinical trials of our products, which may be unfavorable or perceived as unfavorable;

•	risks associated with product liability claims, insurance and recalls;

•	risks relating to use of our products in unapproved circumstances, which could expose us to liabilities;

•	risks relating to competition in the medical device industry, including the risk that one or more competitors may develop more effective or more affordable products;

•	risks relating to our ability to achieve or maintain expected levels of market acceptance for our products, as well as our ability to successfully build our in-house sales capabilities or secure third-party marketing or distribution partners;

•	risks relating to our ability to convince public payors and hospitals to include our products on their approved products lists;

•	risks relating to new legislation, new regulatory requirements and the efforts of governmental and third-party payors to contain or reduce the costs of healthcare;

•	risks relating to increased regulation, enforcement and inspections of participants in the medical device industry, including frequent government investigations into marketing and other business practices;

•	risks relating to the extensive regulation of our products and trials by governmental authorities, as well as the cost and time delays associated therewith;

•	risks relating to post-market regulation of our products;

•	risks relating to health and safety concerns associated with our products and our industry;

•	risks relating to our manufacturing operations, including the regulation of our manufacturing processes by governmental authorities and the availability of two critical components of the Reducer;

•	risks relating to the possibility of animal disease associated with the use of our products;

•	risks relating to the manufacturing capacity of third-party manufacturers for our products, including risks of supply interruptions impacting the Company's ability to manufacture its own products;

•	risks relating to our dependence on limited products for substantially all of our current revenues;

•	risks relating to our exposure to adverse movements in foreign currency exchange rates;

•	risks relating to the possibility that we could lose our foreign private issuer status under U.S. federal securities laws;

•	risks relating to the possibility that we could be treated as a "passive foreign investment company" ("PFIC");

•	risks relating to breaches of anti-bribery laws by our employees or agents;

•	risks relating to future changes in financial accounting standards and new accounting pronouncements;

•	risks relating to our dependence upon key personnel to achieve our business objectives;

•	risks relating to our ability to maintain strong relationships with physicians;

•	risks relating to the sufficiency of our management systems and resources in periods of significant growth;

•	risks relating to consolidation in the health care industry, including the downward pressure on product pricing and the growing need to be selected by larger customers in order to make sales to their members or participants;

•	risks relating to our ability to successfully identify and complete corporate transactions on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances;

•	risks relating to conflicts of interests among the Company's officers and directors as a result of their involvement with other issuers;

•	risks relating to future issuances of equity securities by us, or sales of Common Shares or conversions of convertible notes by our existing security holders, causing the price of our securities to fall;

•	risks relating to the broad discretion in our use of proceeds from an offering of our securities;

•	risks relating to our intention to not pay dividends in the foreseeable future;

•	risks relating to future issuances of equity securities by us, or sales of Common Shares or conversions of convertible notes, and exercise of warrants, options and restricted stock units by our existing security holders, causing the price of our securities to fall; and

•	risks relating to anti-takeover provisions in our constating documents which could discourage a third-party from making a takeover bid beneficial to our shareholders.

Forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. The material factors and assumptions used by us to develop such forward-looking statements include, but are not limited to:

•	our ability to continue as a going concern;

•	our regulatory and clinical strategies will be successful;

•	our current positive interactions with regulatory agencies will continue;

•	our recruitment to clinical trials and studies will continue, specifically once COVID-19 is properly managed;

•	our estimates of the time required to enroll, analyze and report the results of our clinical studies will be consistent with projected timelines;

•	our current and future clinical trials and studies will generate the supporting clinical data necessary to achieve approval of marketing authorization applications;

•	our current regulatory requirements for approval of marketing authorization applications will be maintained;

•	our current good relationships with our suppliers and service providers will be maintained;

•	our estimates of market size and reports reviewed by us are accurate;

•	our efforts to develop markets and generate revenue from the Reducer will be successful;

•	our expectation that genericization of markets for the Tiara TA and the Reducer will develop over time;

•	our ability to raise additional capital on terms that are favorable to us;

•	our ability to retain and attract key personnel, including members of our board of directors and senior management team; and

•	our estimates and assumptions about the impact that the COVID-19 crisis will have on the Company.

Should one or more of these risks or uncertainties or a risk that is not currently known to the Company materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those expressed or implied herein. These forward-looking statements are made as of the date of this prospectus or, in the case of documents incorporated by reference in this prospectus, as of the date of such documents, and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. Investors are cautioned that forward- looking statements are not guarantees of future performance and investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

The Company advises you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to the Company or persons acting on its behalf.

THE COMPANY

Neovasc was incorporated on November 2, 2000 under the laws of the Province of British Columbia and was continued to federal jurisdiction under the Canada Business Corporations Act (“CBCA”) on April 19, 2002. Neovasc has eight wholly owned subsidiaries, four of which are material: (i) Neovasc Tiara Inc. (“NTI”), a corporation incorporated under the federal laws of Canada; (ii) Neovasc Medical Ltd. (“NML”), a corporation incorporated under the laws of Israel; and (iii) Neovasc Medical Inc. (“NMI”), a corporation incorporated under the laws of British Columbia, (iv) Neovasc (US) Inc. (“NUS”), a corporation incorporated under the laws of Delaware.

Neovasc is a specialty medical device company that develops, manufactures and markets products for the rapidly growing cardiovascular marketplace. Its products include the Tiara technology in development for the transcatheter treatment of mitral valve disease and the Reducer for the treatment of refractory angina.

The Company and its subsidiaries now operate as follows: Neovasc Inc. is the Canadian public company and 100% owner of each of the subsidiary entities. NMI and NUS are the operating companies for the group. They hold the majority of the tangible assets and NMI holds the Peripatch tissue license. NMI and NUS employ the majority of the employees of the Company. NTI holds all the intangible assets related to the Tiara and NML holds all the intangible assets related to the Reducer program. NMI charges both NTI and NML for the development services performed by its employees to develop the Tiara and the Reducer respectively. NML receives a royalty based on the Reducer revenues generated by NMI. NUS charges NMI for development services performed by its employees to develop the Tiara and the Reducer respectively and these are then passed on through NMI to NTI and NML respectively. Neovasc GmbH and Neovasc (UK) Ltd. conduct sales and marketing activities on behalf of NMI as part of the license agreement between NML and NMI for NMI to manufacture, distribute and sell the Reducer on behalf of NML. Neovasc Management Inc. provides executive management services to Neovasc Inc.

THE OFFERING

The actual price per share of the Common Shares that the selling shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Issuer	Neovasc Inc.

Selling Shareholder	The selling shareholder may sell from time to time pursuant to this prospectus up to 15,674,184 Common Shares, which is comprised of up to 13,000,000 shares issuable upon conversion of the secured convertible note of the Company issued in connection with the March 2022 SPA and 2,647,184 shares issuable upon the conversion of accrued and outstanding interest payable under the note; See “Selling Shareholder.”

Securities Offered	The selling shareholder may offer from time to time up to an aggregate 15,674,184 shares of our Common Shares.

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of the shares of Common Shares offered by the selling shareholder pursuant to this prospectus.

Registration of the Common Shares	We agreed to register the Common Shares for resale under the Securities Act pursuant to the March 2022 SPA. Under the terms of the March 2022 SPA, we are required to maintain an effective resale registration statement for the Common Shares issuable upon conversion of the notes issued pursuant to the March 2022 SPA so long as such notes remain outstanding.

Listing	Our Common Shares are listed on the Nasdaq and on the TSX under the symbol “NVCN.”

Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Shares by the selling shareholder.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale. You should also refer to the other information set forth or incorporated by reference in this prospectus, including our most recent Annual Report on Form 20-F, or any applicable prospectus supplement, including our consolidated financial statements and related notes. See “Where You Can Find More Information.”

SELLING SHAREHOLDER

The selling shareholder may sell from time to time, pursuant to this prospectus, an aggregate of up to 15,674,184 of our Common Shares. Such Common Shares consist of the 15,674,184 Common Shares issuable upon the conversion of $13,000,000 aggregate principal amount and $2,674,184 in accrued and outstanding interest payable under the convertible note of the Company issued to the selling shareholder pursuant to the March 2022 SPA.

The following table sets forth information with respect to the selling shareholder’s beneficial ownership of our Common Shares as of April 22, 2022. The number of Common Shares owned prior to any offerings represents all of the Common Shares that the selling shareholders may offer hereunder. The percentage of shares beneficially owned prior to any offering is based on 68,228,061 Common Shares outstanding as of April 22, 2022. The selling shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

The number of Common Shares beneficially owned by the selling shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Common Shares over which the selling shareholder has sole or shared voting power or investment power as well as any shares that are exercisable or exercisable within 60 days of April 22, 2022.

To the best knowledge of the Company, and after taking into account the outstanding securities issuable into Common Shares of the Company, if no limitation existed with respect to the exercise of conversion rights into underlying securities, Strul Medical Group, LLC and its affiliates would own beneficially, directly or indirectly, 24.2% of the Common Shares on a diluted basis. The Strul Medical Group, LLC securities contain terms that prohibit a holder from converting or exercise its securities if doing so would result in such holder (together with any person acting jointly or in concert with the holder, including such holder’s affiliates) beneficially owning, or exercising control or direction over more than 9.99% of the number of Common Share outstanding immediately after giving effect to the conversion or exercise, as such percentage ownership is determined in accordance with the terms of the securities. The exercise of voting rights associated with shares held by these shareholders at meetings of shareholders may have significant influences on our business operations. If any of these major securityholders sell their shares, it could have significant influences on our share price, depending on the market environment at the time of such sale.

	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	%	Number	%	Number	%
Strul Medical Group, LLC	5,114,206	7.2%	15,674,184	18.7%	18,869,184	24.2%

DESCRIPTION OF SHARE CAPITAL

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value. As of April 22, 2022, there were 68,228,061 Common Shares issued and outstanding and 7,013,216 Common Shares issuable upon exercise of outstanding stock options and 2,080,349 Common Shares issuable upon the vesting of restricted stock units. Taking into account the total number of warrants and principal amount of the notes remaining outstanding and assuming full exercise of the outstanding warrants and conversion of the notes, the maximum number of Common Shares issuable would be 124,579,850 representing approximately 182% of Neovasc’s current issued and outstanding number of Common Shares.

The Common Shares all have equal voting rights and are entitled to receive notice of any shareholders meeting at which they have the right to vote. Subject to the rights of any other class of shares, upon any liquidation, dissolution, winding-up or other distribution of the Company’s assets, the holders of Common Shares are entitled to participate equally.

Dividend Policy

We have not paid any dividends to date on our Common Shares. We do not currently expect to pay any dividends on our Common Shares for the foreseeable future.

Preferred Shares

The Company is also authorized to issue an unlimited number of preferred shares, which do not have voting rights and are not entitled to receive notice of any shareholders’ meetings. Upon liquidation, dissolution, winding-up or other distribution of the Company’s assets, the holders of preferred shares are entitled to participate in priority to the holders of Common Shares. The preferred shares may be issued in series and the Company’s board of directors may attach special rights, privileges, restrictions or conditions to any preferred shares. There were no preferred shares issued and outstanding as of the date of this prospectus.

Transfer Agent and Registrar

Our transfer agent and the registrar for our Common Shares in Canada is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada, V6C 3B9 and in the United States is Computershare Trust Company N.A. located at 740 – 350 Indiana St., Golden, Colorado, 80401.

PLAN OF DISTRIBUTION

We are registering the Common Shares to permit the resale of the Common Shares by the selling shareholder, from time to time, after the date of this prospectus in the United States. We will not receive any of the proceeds from the sale by the selling shareholder of the Common Shares.

The selling shareholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Shares or interests in Common Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices The selling shareholder may use any one or more of the following methods when disposing of Common Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date this prospectus is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such Common Shares at a stipulated price per Common Share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under an applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The selling shareholder also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Common Shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholder may also sell Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

The aggregate proceeds to the selling shareholder from the sale of the Common Shares offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholder also may resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 or Rule 904 of Regulation S under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be underwriting discounts or commissions under the Securities Act. selling shareholder who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an amendment to this prospectus or, if appropriate, a post-effective amendment to this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is complied with.

This prospectus has not been filed in respect of, and will not qualify, any distribution of the Common Shares in British Columbia or in any other province or territory of Canada at any time.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Shares in the market and to the activities of the selling shareholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the Common Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Shares offered by this prospectus.

There can be no assurance that any shareholder will sell any or all of the Common Shares registered pursuant to this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We are a company continued under the CBCA. Half of our directors and most of our officers and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court for a sum certain predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court and: (1) the U.S. court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia; (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with applicable U.S. federal or state law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia and the federal laws of Canada or contrary to any order or regulation under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada) or the Special Economic Measures Act (Canada), or any order made by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period under the laws of the Province of British Columbia and is commenced and maintained in accordance with the procedural requirements of British Columbia law; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); (8) the British Columbia court does not decline to exercise its territorial competence on the grounds that a court of another state is a more appropriate forum in which to hear the action; and (9) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$1,453.00
FINRA filing fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*            To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law. Additional legal matters may be passed upon for us, any underwriter and any selling security holders by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of Grant Thornton LLP, which is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.neovasc.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 10, 2022;

•	exhibit 99.1 of our report on Form 6-K furnished to the SEC on March 24, 2022; and

•	the description of our Common Shares contained in our registration statement on Form 8-A filed with the SEC on May 13, 2014, including any amendments or reports filed for the purpose of updating such description.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents.

Up to 15,674,184 Common Shares
Offered by the Selling Shareholder

The date of this prospectus is , 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

Under Section 124 of the CBCA, the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The aforementioned individuals are entitled to the indemnification described above from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met. Under the CBCA, the Registrant may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the Registrant, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the Registrant’s request.

In addition, the Registrant has entered into indemnification agreements with its current and former directors for the indemnification of, and advancement of expenses to, such individuals for any liability and all costs, charges and expenses reasonably incurred in the execution of their duties as a director, a member of a committee to which they are appointed by the directors or any office to which they are appointed by the directors. These indemnification agreements do not cover any claims made against a director when he or she is found to have not acted honestly and in good faith with a view to the best interests of the Registrant, and in the case of a criminal or administrative action or proceedings that is enforced by a monetary penalty, where the director had no reasonable grounds to believe that his or her conduct was lawful. The Registrant also intends to enter into similar indemnification agreements with its future directors.

Subject to the limitations contained in the CBCA and By-Laws, we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the individual being or having been a director or officer of the Company, or holding or having held a position equivalent to that of a director or officer of the Company or an associated corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
4.1**	Form of Convertible Note, dated March 23, 2022, incorporated herein by reference to Exhibit 99.1 to the Report on Form 6-K furnished by the Company to the SEC on March 24, 2022

5.1*	Opinion and Consent of Blake, Cassels & Graydon LLP

10.1**	Securities Purchase Agreement, dated March 23, 2022, incorporated herein by reference to Exhibit 99.1 to the Report on Form 6-K furnished by the Company to the SEC on March 24, 2022

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

**	Previously filed.

ITEM 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia on April 22, 2022.

NEOVASC INC.

By:	/s/ CHRIS CLARK
Name:	Chris Clark
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Fred Colen and Chris Clark, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed on April 22, 2022 by the following persons in the capacities indicated.

Signature	Title

/s/ FRED COLEN	President and Chief Executive Officer
Fred Colen	(Principal Executive Officer)

/s/ CHRIS CLARK	Chief Financial Officer
Chris Clark	(Principal Financial and Accounting Officer)

/s/ STEVEN RUBIN	Chairman of the Board
Steven Rubin

/s/ PAUL GEYER	Director
Paul Geyer

/s/ ALEXEI MARKO	Director
Alexei Marko

/s/ NORMAN RADOW	Director
Norman Radow

/s/ DOUGLAS JANZEN	Director
Douglas Janzen

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of Neovasc Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia on April 22, 2022.

NEOVASC (US) INC. (Authorized Representative)

By:	/s/ CHRIS CLARK
Name:	Chris Clark
Title:	Director